As filed with the Securities and Exchange Commission on June 3, 2021

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TIAN RUIXIANG Holdings Ltd

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	6411	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

30A Jingyuan Art Center, 3 Guangqu Road,

Chaoyang District, Beijing, People’s Republic of China

(010) 87529554

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd St, 18th Floor

New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10022 (212) 530-2206	David E. Danovitch, Esq. Angela Gomes, Esq. Hans Ge, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10074 (212) 660-3000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333- 256574)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)		Amount of registration fee
Units consisting of:	US$	6,000,000	US$	654.60
(i) Class A ordinary shares, par value US$0.001 per share					(3)
(ii) Warrants to purchase Class A ordinary shares					(3)
Class A ordinary shares issuable upon exercise of Warrants	US$	6,600,000	US$	720.06
Total	US$	12,600,000	US$	1,374.66

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. TIAN RUIXIANG Holdings Ltd previously registered securities with a proposed maximum aggregate offering price of $30,000,000 on a Registration Statement on Form F-1 (File No. 333-256574), as amended (the “Related Registration Statement”), and paid a registration fee of US$7,053.32. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

(2)	In accordance with Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of additional Class A ordinary shares that may be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

(3)	No fee required pursuant to Rule 457(g) under the Securities Act.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-256574) initially filed by TIAN RUIXIANG Holdings Ltd (the “Company”) with the Securities and Exchange Commission (the “Commission”) on May 27, 2021, which was declared effective by the Commission on June 2, 2021, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

EXHIBIT INDEX

(a) Exhibits.	The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

Exhibit No.	Description
5.1	Opinion of Harney Westwood & Riegels regarding the validity of the Class A ordinary shares and warrants being registered
5.2	Opinion of Hunter Taubman Fischer & Li LLC regarding the enforceability of warrants being registered
23.1	Consent of RBSM LLP, an independent registered public accounting firm
23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.4	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)
24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of TIAN RUIXIANG Holdings Ltd (File No. 333-256574) initially filed with the Securities and Exchange Commission on May 27, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on June 3, 2021.

TIAN RUIXIANG Holdings Ltd

By:	/s/ Zhe Wang
	Name:	Zhe Wang
	Title:	Chairman, Chief Executive Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Zhe Wang	Chairman, Chief Executive Officer, and Director	June 3, 2021
Name: Zhe Wang	(Principal Executive Officer)

*	Chief Financial Officer	June 3, 2021
Name: Mingxiu Luan	(Principal Financial and Accounting Officer)

*
Name: Sheng Xu	Director	June 3, 2021

*
Name: Hai Jiang	Director	June 3, 2021

*
Name: Benjamin Andrew Cantwell	Director	June 3, 2021

*
Name: Michael J. Hamilton	Director	June 3, 2021

*By:

/s/ Zhe Wang
Name: Zhe Wang
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on June 3, 2021.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.